Exhibit 23.1 Consent of Madsen & Associates, CPA’s Inc.

MADSEN & ASSOCIATES, CPA’S INC.                             684 East Vine Street, #3
Certified Public Accountants and Business Consultants Murray, Utah 84107            Telephone 801-268 2632
                                                            Fax 801-262 3937

May 17, 2006

U.S. Securities and Exchange Commission
Division of Corporate Finance
100 F. Street, N.E.
Washington, DC 20549

Re: Form SB-2A Registration Statement

Grosvenor Explorations Inc. (the “Company”)

Dear Sirs:

As independent registered accountants, we hereby consent to the inclusion or incorporation by reference in this Form SB-2A (Amendment No. 2) Registration Statement the following:

Our report to the Board of Directors of Grosvenor Explorations Inc. dated May 16, 2006 on the financial statements of the Company as at January 31, 2006 and the statements of operations, change in stockholders' equity and cash flows for the seven months ended January 31, 2006 and from the period from May 25, 2005 (date of inception) to January 31, 2006.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

MADSEN & ASSOCIATES, CPA’S INC.

Madsen & Associates, CPA’s Inc.

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